UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

RealNetworks, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

** IMPORTANT NOTICE **

WE URGE YOU NOT TO LET THIS OPPORTUNITY PASS—

VOTE FOR THE PROPOSED MERGER TRANSACTION TODAY!

November 30, 2022

Dear Fellow RealNetworks, Inc. Shareholder:

At the special meeting of shareholders of RealNetworks, Inc. to be held on December 14, 2022, you will have the opportunity to determine whether:

☑	The acquisition of the company by Greater Heights LLC is approved, which we believe gives shareholders the best opportunity to realize value for their shares

☒

The acquisition is not approved, and the company faces near-term liquidity constraints, the potential delisting of its shares and a risk that it will not be able to continue as a long-term going concern.

We believe the choice is clear. Your Board of Directors unanimously recommends that you protect the value of your investment by voting FOR all items on the enclosed proxy card TODAY.

Approval of the proposed transaction requires the affirmative vote of the holders of a majority of the outstanding shares of common stock held on the record date. Any shares that are not voted or that abstain have the same effect as voting against those proposals.

Your vote is important. To make sure that your shares are represented at the meeting, please vote FOR the proposals today by telephone, by the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

The Board of Directors